                                                                  Exhibit 10.262

                         ALLSTATE LIFE INSURANCE COMPANY
                         ALLSTATE PLAZA SOUTH, SUITE G5C
                           NORTHBROOK, ILLINOIS 60062

                                  July 21,2004

Gateway Village LLC
2901 Butterfield Road
Oakbrook, Illinois 60523

                Re:     Allstate Life Insurance Company
                        Loan No. 122493 and 122494
                        Gateway Village
                        Housely Road and Defense Highway
                        Annapolis, Maryland (the "Property")

Ladies and Gentlemen:

        Reference is made to our Commitment Letter dated June 23, 2004, as amended (the "Commitment") with respect to a $31,458,000 Loan (the "Loan") to INLAND GATEWAY SPE, L.L.C., a Delaware limited liability company, to be evidenced by a Mortgage Note A ("Note A") of even date herewith in the amount of $27,233,000 and a Mortgage Note B ("Note B", and together with Note A, either the "Note" or the "Notes") of even date herewith in the amount of $4,225,000, guaranteed by an Indemnity Guaranty from GATEWAY VILLAGE LLC, a Maryland limited liability company ("Gateway"), which in turn is secured by an Indemnity Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing of even date herewith (the "Deed of Trust") encumbering the Property. Initially capitalized terms used but not otherwise defined in this letter agreement (the "Letter Agreement") have the same meanings given them in the Deed of Trust.

        In consideration of the execution and delivery of the documents evidencing, securing or otherwise pertaining to the Loan (the "Loan Documents"), Gateway and we ("Lender") hereby agree as follows:

        1. RELATED AGREEMENT. This Letter Agreement shall constitute a Related Agreement.

        2.      IMPOUNDS. With regard to the provisions contained in
Section 1.06 of the Deed of Trust requiring Gateway to deposit 1/12 of the annual amounts of real estate taxes, regular and special assessments and insurance premiums, Lender hereby agrees to defer collection of such monthly deposits for so long as (i) Gateway is the sole fee simple owner of the Property; (ii) no Event of Default exists under the Loan Documents and no condition or event exists which with notice, the passage of time, or both, would constitute an Event of Default; (iii) at Lender's election, Gateway either pays for a tax reporting service or Gateway promptly and consistently furnishes evidence that taxes are being currently paid; and (iv) Gateway promptly and consistently furnishes evidence that insurance premiums are being currently paid.

        3.      EARTHQUAKE INSURANCE. With regard to the provisions contained in
Section 1.02 of the Deed of Trust requiring Gateway obtain earthquake insurance coverage on the Property, Lender hereby agrees to waive such requirement until such time as such coverage is available at commercially reasonable rates and in Lender's reasonable opinion such coverage is generally required by other institutional lenders.

        4. GATEWAY'S RIGHT TO TRANSFER THE PROPERTY. Notwithstanding the provisions contained in Section 1.08 and other applicable provisions of the Deed of Trust, Gateway shall have a one time right, provided there is no default or an event which, with notice or the passage of time, or both, could result in a default by Gateway under the Loan Documents, to assign, sell or transfer all of the Property (the "Permitted Transfer") to a party with experience, reasonably satisfactory to Lender, in managing property similar to the Property and whose financial condition is reasonably satisfactory to Lender ("Permitted Transferee"). The Permitted Transfer shall be further conditioned upon:

        (a) the payment by Gateway to Lender of a transfer fee equal to one percent of the outstanding principal balance of the Note (a nonrefundable $5,000 deposit toward such transfer fee shall be due at the time Gateway initially requests a Permitted Transfer, the balance of the transfer fee shall be due on the closing of the transaction);

        (b) the reimbursement of all of Lender's expenses, including legal fees, incurred in connection with the Permitted Transfer;

        (c) the Permitted Transferee and such general partners or principals of Permitted Transferee as Lender may request, assuming, in form and substance satisfactory to Lender, all obligations of Borrower and Gateway under the Loan Documents, including, without limitation, the Environmental Indemnity Agreement and the Nonrecourse Exception Indemnity Agreement, with the same degree of recourse liability as Borrower and Gateway and subject to the same exculpatory provisions;

        (d) Lender's receipt of a title policy complying with the requirements of the Commitment, updated to the date of the Permitted Transfer, evidencing that such Permitted Transfer will not adversely affect Lender's first and prior lien on the Property or any other rights or interests granted to Lender under the Loan Documents;

        (e) Lender's receipt of opinions of counsel acceptable to Lender that all previous opinions, pertaining to Gateway and Borrower are true with respect to the Permitted Transferee and the Permitted Transferee has duly assumed the Loan Documents, and same are valid and enforceable against Permitted Transferee and the Property; and that Gateway has the requisite power and authority to properly transfer the Property;

        (f) the Property having maintained a Debt Coverage Ratio of not less than 225 percent for the 12 month period ending 30 days before the date of the Permitted Transfer and the Property having a projected Debt Coverage Ratio for the next 12 months based on the most recently approved and certified financial statements and annual rent roll of not less than 225 percent;

        (g) the Permitted Transferee paying to Gateway at least 40 percent cash down payment on the date of the Permitted Transfer;

        (h) Lender's receipt and approval of the purchase and sale contract and copies of the proposed transfer documentation;

        (i) Lender's receipt and approval of the Permitted Transferee's resume and financial statements; and

        (j) Lender's receipt and approval of an updated MAI appraisal by an appraiser satisfactory to Lender (prepared at Gateway's expense) specifically confirming a loan to value ratio of no more than 60 percent; and

        (k)     Note B has been paid in full.

        In addition, Gateway shall have the right, provided there is no default or an event which, with notice or the passage of time, or both, could result in a default by Gateway under the Loan Documents, to make a Permitted Transfer to Inland Western Retail Real Estate Trust, Inc. ("IWEST"), an indirect owner of Gateway, so long as (x) Gateway pays to Lender a transfer fee equal to $5,000,
(y) IWEST, assuming, in form and substance satisfactory to Lender, all obligations of Gateway under the Loan Documents, including, without limitation, the Environmental Indemnity Agreement, with the same degree of recourse liability as Gateway and subject to the same exculpatory provisions, and (z) the conditions and requirements set forth in subparagraphs 4(b), (d) and (e) above are satisfied.

        Net Operating Income shall be certified to be true and correct by the managing general partner, manager or chief financial officer of Gateway.

        5. RIGHT TO CHANGE OWNERSHIP INTERESTS IN GATEWAY. Notwithstanding the provisions contained in Section 1.08 and other applicable provisions of the Deed of Trust, so long as IWEST maintains its status as a Real Estate Investment Trust (a "REIT"), any encumbrance, security interest or assignment or transfer of ownership of all types and classes of the shares of IWEST shall not constitute an improper encumbrance or transfer.

        6. INSURANCE. Lender hereby approves the insurance evidenced by the certificates attached as EXHIBIT A hereto.

        7. PROPERTY MANAGER. Lender hereby approves Inland Northwest Management Corp. as manager of the Property, subject to its execution of the letter attached as EXHIBIT B hereto.

        8. REPAIR OBLIGATION. Pursuant to that certain Tenant Estoppel Certificate ("Estoppel"), dated as of July 14, 2004, executed by Petsmart, Inc. a Delaware corporation ("Petsmart"), Gateway has certain obligations to repair certain roof leaks as referenced in Section 6(i) of the Estoppel. Gateway shall, on or before January 1, 2005, and in a manner and with results that are reasonably satisfactory to Lender, make the necessary repairs to the roof to remedy any active roof leaks (the "Repairs"). Gateway's agreement to effect the Repairs shall be governed by this Letter Agreement. Gateway's failure to effect the Repairs on or before January

1, 2005, in a manner and with results that are reasonably satisfactory to Lender shall be an Event of Default under the Note, the Deed of Trust and other Related Agreements.

        9. RIGHTS PERSONAL TO GATEWAY. The rights granted to Gateway in paragraphs 2, 3, 4, 5, 6, and 7 of this Letter Agreement shall be personal to Gateway and shall not inure to the benefit of any subsequent owner of the Property. In the event Lender transfers all or any part of the Loan or any interest in the Loan Documents to any other person or entity, Lender agrees to notify such transferee(s) of the existence of this Letter Agreement and the fact that it is binding upon Lender's successors and assigns by delivering such transferee(s) a true, correct and complete copy of this Letter Agreement concurrently with such transfer accompanied by a letter of transmittal from Lender advising such transferee(s) of the binding nature of the provisions of this Letter Agreement. Lender will send a copy of its letter of transmittal and the enclosure to Gateway, and Gateway's name will be shown on the face of the original letter of transmittal as an addressee thereof.

                                Very truly yours,

                                ALLSTATE LIFE INSURANCE COMPANY
                                an Illinois insurance corporation

                                By:
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                                By:
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                                     Its Authorized Signatories


                                Accepted and agreed:

                                GATEWAY VILLAGE LLC,
                                a Maryland limited liability company

                                By: /s/ Steven P. Grimes
                                   --------------------------------------
                                Name:   Steven P. Grimes
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                                        Authorized Person

Dated: July 21, 2004

                                    EXHIBIT A

                             INSURANCE CERTIFICATES

                                    EXHIBIT B

                             PROPERTY MANAGER LETTER

                        INLAND NORTHWEST MANAGEMENT CORP.

                                  July 21,2004

Allstate Life Insurance Company
c/o Allstate Investments, LLC
Allstate Plaza South, Suite G5C
3075 West Sanders Road
Northbrook, Illinois 60062
Attention: Commercial Mortgage Division

                Re:     Allstate Life Insurance Company
                        Loan No. 122493 and 122494
                        Gateway Village
                        Housely Road and Defense Highway
                        Annapolis, Maryland (the "Property")

Ladies and Gentlemen:

                The undersigned ("Manager") is the current property manager of the Property pursuant to that certain Management Agreement (the "Agreement") dated July 21, 2004, by and between GATEWAY VILLAGE LLC, a Maryland limited liability company ("Owner") and Manager. In consideration of your making the Loan to Owner (Manager being an affiliate of Owner), Manager acknowledges and agrees to the following;

        1. Allstate, in its sole discretion, may terminate the Agreement by notice to Manager upon acquisition by Allstate of title to the Property by foreclosure, deed in lieu of foreclosure, or other transfer of the Property or upon Allstate otherwise obtaining possession of the Property by any lawful means. Upon the appointment of a receiver or court appointed officer, either Allstate or such receiver or officer may terminate the Agreement in its sole discretion by notice to Manager.

        2. Manager waives any right to create a lien against the Property to secure payment of unpaid management fees.

        3. Upon the occurrence of, and during the continuation of, a default under any of the documents evidencing the Loan which has not been cured in Allstate's sole judgment, all management fees paid or payable to Manager thereafter shall be subordinate to amounts owed to Allstate under such Loan documents.

        4. Upon the occurrence of, and during the continuation of, a default under any of the documents evidencing the Loan which has not been cured in Allstate's sole judgment, all management fees and other sums received by Manager thereafter in connection with management of the Property shall be held in trust for the benefit of Allstate.

        5. Until Allstate elects to terminate the Agreement as provided herein, Manager will perform all of its obligations, covenants, conditions and agreements under the Agreement for the benefit of Allstate and its successors and assigns, so long as Allstate performs the duties and obligations of Owner under the Agreement accruing after the date Allstate exercises its rights under the Deed of Trust.

                                        INLAND NORTHWEST MANAGEMENT CORP.


                                        By:
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                                           Its
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